Colony Capital

August 7, 2020

SUPPLEMENTAL FINANCIAL REPORT

SECOND QUARTER 2020

Cautionary Statement Regarding Forward-Looking Statements

This presentation may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions.

Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond the Company’s control, and may cause the Company’s actual results to differ significantly from those expressed in any forward-looking statement. Factors that might cause such a difference include, without limitation, the Company’s ability to build the leading digital real estate provider and funding source for the occupancy, infrastructure, equity and credit needs of the world’s mobile communications and data-driven companies, including, the impact of COVID-19 on the global economy, including the Company’s businesses, the Company’s ability to continue driving strong growth in its digital business and accelerating its digital transformation, whether the Company will realize the anticipated benefits of Wafra’s strategic investment in the Company’s digital investment management business, including whether the Wafra investment will become subject to redemption and the amount of commitments Wafra will make to the Company’s digital investment products, whether the Company will realize the anticipated benefits of its investment in Vantage Data Centers, including the performance and stability of its portfolio, whether the Company will preserve value at its legacy assets, make significant progress on its digital transformation, the resilience and growth in demand for digital infrastructure, the Company’s ability to continue deploying capital into high quality digital investments, the Company’s ability to simplify its business and further monetize legacy businesses, including the timing and amount of proceeds to be received by the Company if any, CLNC’s performance and its impact on the Company’s performance, the impact of management changes at CLNC, whether the Company’s operations of its non-digital business units will result in maximizing cash flows and value over time, including the impact of COVID-19 on such operations and cash flows, whether monetizations of Other Equity and Debt and other non-core investments will be a meaningful source of the Company’s liquidity, the impact of impairments, the Company’s ability to successfully negotiate accommodations with lenders or refinance its mortgage debt on healthcare and hospitality properties on attractive terms, or at all, and any resulting impact on the Company’s financial condition and liquidity, whether the Company will maintain or produce higher Core FFO per share (including or excluding gains and losses from sales of certain investments) in the coming quarters, or ever, the Company’s FEEUM and its ability to continue growth at the current pace or at all, whether the Company will continue to pay dividends on its preferred stock, the impact of changes to the Company’s management or board of directors, employee and organizational structure, including the implementation and timing of CEO succession plans, the Company’s financial flexibility and liquidity, including borrowing capacity under its revolving credit facility (including as a result of the impact of COVID-19), the use of sales proceeds and available liquidity, the performance of the Company’s investment in CLNC (including as a result of the impact of COVID-19), including the CLNC share price as compared to book value and how the Company evaluates the Company’s investment in CLNC, the Company’s ability to minimize balance sheet commitments to its managed investment vehicles, the performance of the Company’s investment in DataBank and whether the Company will continue to invest in edge/ colocation data center sector and support future growth opportunities through potential add-on acquisitions and greenfield edge data center developments, and whether if consummated such additional investments and growth opportunities result in any of the benefits we anticipate or at all, customer demand for datacenters, whether the Company will realize any anticipated benefits from the Alpine Energy joint venture, the Company's portfolio composition, the Company's expected taxable income and net cash flows, excluding the contribution of gains, the Company’s ability to pay or grow the dividend at all in the future, the impact of any changes to the Company’s management agreements with NorthStar Healthcare Income, Inc., CLNC and other managed investment vehicles, whether Colony Capital will be able to maintain its qualification as a REIT for U.S. federal income tax purposes, the timing of and ability to deploy available capital, including whether any redeployment of capital will generate higher total returns, the Company’s ability to maintain inclusion and relative performance on the RMZ, Colony Capital’s leverage, including the Company’s ability to reduce debt and the timing and amount of borrowings under its credit facility, increased interest rates and operating costs, adverse economic or real estate developments in Colony Capital’s markets, Colony Capital’s failure to successfully operate or lease acquired properties, decreased rental rates, increased vacancy rates or failure to renew or replace expiring leases, increased costs of capital expenditures, defaults on or non-renewal of leases by tenants, the impact of economic conditions (including the impact of COVID-19 on such conditions) on the borrowers of Colony Capital’s commercial real estate debt investments and the commercial mortgage loans underlying its commercial mortgage backed securities, adverse general and local economic conditions, an unfavorable capital market environment, decreased leasing activity or lease renewals, and other risks and uncertainties, including those detailed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, each under the heading “Risk Factors,” as such factors may be updated from time to time in our subsequent periodic filings with the U.S. Securities and Exchange Commission (“SEC”).

All forward-looking statements reflect Colony Capital’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Additional information about these and other factors can be found in Colony Capital’s reports filed from time to time with the SEC. Colony Capital cautions investors not to unduly rely on any forward-looking statements. The forward-looking statements speak only as of the date of this presentation. Colony Capital is under no duty to update any of these forward-looking statements after the date of this presentation, nor to conform prior statements to actual results or revised expectations, and Colony Capital does not intend to do so.

This presentation may contain statistics and other data that has been obtained or compiled from information made available by third-party service providers. Colony Capital has not independently verified such statistics or data.

This presentation is for informational purposes only and does not constitute an offer to sell or a solicitation of an offer to buy any securities of Colony Capital. This information is not intended to be indicative of future results. Actual performance of Colony Capital may vary materially.

The appendices herein contain important information that is material to an understanding of this presentation and you should read this presentation only with and in context of the appendices.

Colony Capital | Supplemental Financial Report

Important Note Regarding Non-GAAP Financial Measures

This supplemental package includes certain “non-GAAP” supplemental measures that are not defined by generally accepted accounting principles, or GAAP, including the financial metrics defined below, of which the calculations may from methodologies utilized by other REITs for similar performance measurements, and accordingly, may not be comparable to those of other REITs.

FFO: The Company calculates funds from operations (“FFO”) in accordance with standards established by the Board of Governors of the National Association of Real Estate Investment Trusts, which defines FFO as net income or loss calculated in accordance with GAAP, excluding (i) extraordinary items, as defined by GAAP; (ii) gains and losses from sales of depreciable real estate; (iii) impairment write-downs associated with depreciable real estate; (iv) gains and losses from a change in control in connection with interests in depreciable real estate or in-substance real estate, plus (v) real estate-related depreciation and amortization; and (vi) including similar adjustments for equity method investments. Included in FFO are gains and losses from sales of assets which are not depreciable real estate such as loans receivable, equity method investments, as well as equity and debt securities, as applicable.

Core FFO: The Company computes core funds from operations (“Core FFO”) by adjusting FFO for the following items, including the Company’s share of these items recognized by its unconsolidated partnerships and joint ventures: (i) gains and losses from sales of depreciable real estate within the Other Equity and Debt segment, net of depreciation, amortization and impairment previously adjusted for FFO; (ii) gains and losses from sales of businesses within the Investment Management segment and impairment write-downs associated with the Investment Management segment; (iii) equity-based compensation expense; (iv) effects of straight-line rent revenue and expense; (v) amortization of acquired above- and below-market lease values; (vi) amortization of deferred financing costs and debt premiums and discounts; (vii) unrealized fair value gains or losses on interest rate and foreign currency hedges, and foreign currency remeasurements; (viii) acquisition and merger related transaction costs; (ix) restructuring and merger integration costs; (x) amortization and impairment of finite-lived intangibles related to investment management contracts and customer relationships; (xi) gain on remeasurement of consolidated investment entities and the effect of amortization thereof; (xii) non-real estate fixed asset depreciation, amortization and impairment; (xiii) change in fair value of contingent consideration; and (xiv) tax effect on certain of the foregoing adjustments. Beginning with the first quarter of 2018, the Company’s Core FFO from its interest in Colony Credit Real Estate (NYSE: CLNC) represented its percentage interest multiplied by CLNC’s Core Earnings. Refer to CLNC’s filings with the SEC for the definition and calculation of Core Earnings.

FFO and Core FFO should not be considered alternatives to GAAP net income as indications of operating performance, or to cash flows from operating activities as measures of liquidity, nor as indications of the availability of funds for our cash needs, including funds available to make distributions. FFO and Core FFO should not be used as supplements to or substitutes for cash flow from operating activities computed in accordance with GAAP.

The Company uses FFO and Core FFO as supplemental performance measures because, in excluding real estate depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that captures trends in occupancy rates, rental rates, and operating costs. The Company also believes that, as widely recognized measures of the performance of REITs, FFO and Core FFO will be used by investors as a basis to compare its operating performance with that of other REITs. However, because FFO and Core FFO exclude depreciation and amortization and capture neither the changes in the value of the Company’s properties that resulted from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of its properties, all of which have real economic effect and could materially impact the Company’s results from operations, the utility of FFO and Core FFO as measures of the Company’s performance is limited. FFO and Core FFO should be considered only as supplements to GAAP net income as a measure of the Company’s performance. Additionally, Core FFO excludes the impact of certain fair value fluctuations, which, if they were to be realized, could have a material impact on the Company’s operating performance. The Company also presents Core FFO excluding gains and losses from sales of certain investments as well as its share of similar adjustments for CLNC. The Company believes that such a measure is useful to investors as it excludes periodic gains and losses from sales of investments that are not representative of its ongoing operations.

DataBank Earnings before Interest, Taxes, Depreciation and Amortization for Real Estate (EBITDAre) and Adjusted EBITDA
The Company calculates EBITDAre in accordance with the standards established by the National Association of Real Estate Investment Trusts, which defines EBITDAre as net income or loss calculated in accordance with GAAP, excluding interest, taxes, depreciation and amortization, gains or losses from the sale of depreciated property, and impairment of depreciated property. The Company calculates Adjusted EBITDA by adjusting EBITDAre for the effects of straight-line rental income/expense adjustments and amortization of acquired above- and below-market lease adjustments to rental income, equity-based compensation expense, restructuring and integration costs, transaction costs from unsuccessful deals and business combinations, litigation expense, the impact of other impairment charges, gains or losses from sales of undepreciated land, and gains or losses on early extinguishment of debt and hedging instruments. Revenues and corresponding costs related to the delivery of services that are not ongoing, such as installation services, are also excluded from Adjusted EBITDA. The Company uses EBITDAre and Adjusted EBITDA as supplemental measures of our performance because they eliminate depreciation, amortization, and the impact of the capital structure from its operating results. However, because EBITDAre and Adjusted EBITDA are calculated before recurring cash charges including interest expense and taxes, and are not adjusted for capital expenditures or other recurring cash requirements, their utilization as a cash flow measurement is limited.

Colony Capital | Supplemental Financial Report

Important Note Regarding Non-GAAP Financial Measures

Fee Related Earnings (“FRE”): The Company calculates FRE for its investment management business within the digital segment as base management fees, other service fee income, and other income inclusive of cost reimbursements, less compensation expense (excluding equity-based compensation), administrative expenses, and other operating expenses related to the investment management business. The Company uses FRE as a supplemental performance measure as it may provide additional insight into the profitability of the digital investment management business.

NOI: NOI for our real estate segments represents total property and related income less property operating expenses, adjusted for the effects of (i) straight-line rental income adjustments; (ii) amortization of acquired above- and below-market lease adjustments to rental income; and (iii) other items such as adjustments for the Company’s share of NOI of unconsolidated ventures.

The Company believes that NOI is a useful measure of operating performance of its respective real estate portfolios as it is more closely linked to the direct results of operations at the property level. NOI also reflects actual rents received during the period after adjusting for the effects of straight-line rents and amortization of above- and below- market leases; therefore, a comparison of NOI across periods better reflects the trend in occupancy rates and rental rates of the Company’s properties.

NOI excludes historical cost depreciation and amortization, which are based on different useful life estimates depending on the age of the properties, as well as adjust for the effects of real estate impairment and gains or losses on sales of depreciated properties, which eliminate differences arising from investment and disposition decisions. This allows for comparability of operating performance of the Company’s properties period over period and also against the results of other equity REITs in the same sectors. Additionally, by excluding corporate level expenses or benefits such as interest expense, any gain or loss on early extinguishment of debt and income taxes, which are incurred by the parent entity and are not directly linked to the operating performance of the Company’s properties, NOI provides a measure of operating performance independent of the Company’s capital structure and indebtedness. However, the exclusion of these items as well as others, such as capital expenditures and leasing costs, which are necessary to maintain the operating performance of the Company’s properties, and transaction costs and administrative costs, may limit the usefulness of NOI. NOI may fail to capture significant trends in these components of U.S. GAAP net income (loss) which further limits its usefulness. NOI should not be considered as an alternative to net income (loss), determined in accordance with U.S. GAAP, as an indicator of operating performance.

NOI before Reserve for Furniture, Fixtures and Equipment Expenditures (“NOI before FF&E Reserve”): For our hospitality real estate segment, NOI before FF&E Reserve represents NOI before the deduction of reserve contributions for the repair, replacement and refurbishment of furniture, fixtures, and equipment ("FF&E"), which are typically 4% to 5% of revenues, and required under certain debt agreements and/or franchise and brand-managed hotel agreements.

Pro-rata: The Company presents pro-rata financial information, which is not, and is not intended to be, a presentation in accordance with GAAP. The Company computes pro-rata financial information by applying its economic interest to each financial statement line item on an investment-by-investment basis. Similarly, noncontrolling interests’ share of assets, liabilities, profits and losses was computed by applying noncontrolling interests’ economic interest to each financial statement line item. The Company provides pro-rata financial information because it may assist investors and analysts in estimating the Company’s economic interest in its investments. However, pro-rata financial information as an analytical tool has limitations. Other equity REITs may not calculate their pro-rata information in the same methodology, and accordingly, the Company’s pro-rata information may not be comparable to such other REITs' pro-rata information. As such, the pro-rata financial information should not be considered in isolation or as a substitute for our financial statements as reported under GAAP, but may be used as a supplement to financial information as reported under GAAP.

Tenant/operator provided information: The information related to the Company’s tenants/operators that is provided in this presentation has been provided by, or derived from information provided by, such tenants/operators. The Company has not independently verified this information and has no reason to believe that such information is inaccurate in any material respect. The Company is providing this data for informational purposes only.

Colony Capital | Supplemental Financial Report

Note Regarding CLNY Reportable Segments / Consolidated and OP Share of Consolidated Amounts

This presentation includes supplemental financial information for the following segments: Digital, Healthcare Real Estate; Hospitality Real Estate; CLNC; Other Investment Management; and Other Equity and Debt.

Digital
The Company's Digital Segment is comprised of (i) the digital infrastructure and real estate investment management business, which currently manages the $4.1 billion DCP fund, separately capitalized digital real estate portfolio companies and other digital real estate investment funds and (ii) balance sheet equity interests in digital infrastructure and real estate operating businesses, including the 20% interest in DataBank, and GP co-investments in management funds, primarily comprised of the $250 million commitment to DCP.

Healthcare Real Estate
As of June 30, 2020, the consolidated healthcare portfolio consisted of 357 properties: 154 senior housing properties, 106 medical office properties, 88 skilled nursing facilities and 9 hospitals. The healthcare portfolio earns rental income from our senior housing, skilled nursing facilities and hospital assets that are under net leases to single tenants/operators and from medical office buildings which are both single tenant and multi-tenant. In addition, the Company also earns resident fee income from senior housing properties that are managed by operators under a REIT Investment Diversification and Empowerment Act of 2007 (“RIDEA”) structure.

Hospitality Real Estate
As of June 30, 2020, the consolidated hospitality portfolio consisted of 157 properties: 87 select service properties, 66 extended stay properties and 4 full service properties. The hospitality portfolio consists primarily of select service and extended stay hotels located mostly in major metropolitan markets in the U.S., with the majority affiliated with top hotel brands. The select service hospitality portfolio referred to as the THL Hotel Portfolio, which the Company acquired through consensual transfer during the third quarter 2017, is not included in the Hospitality Real Estate segment and is included in the Other Equity and Debt segment.

Colony Credit Real Estate, Inc. (“CLNC”)
Colony Credit Real Estate, Inc. is a commercial real estate credit REIT externally managed by the Company with $4.7 billion in assets and $1.7 billion in GAAP book equity value as of June 30, 2020. The Company owns approximately 48.0 million shares and share equivalents, or 36%, of CLNC and earns an annual base management fee of 1.5% on stockholders’ equity (as defined in the CLNC management agreement) and an incentive fee of 20% of CLNC’s Core Earnings over a 7% hurdle rate.

Other Investment Management
The Company’s Other Investment Management segment includes the management of traditional commercial real estate investments through private real estate credit funds and related co-investment vehicles, CLNC, a public non-traded healthcare REIT and interests in other investment management platforms, among other smaller investment funds. The Company earns management fees, generally based on the amount of assets or capital managed, and contractual incentive fees or potential carried interest based on the performance of the investment vehicles managed subject to the achievement of minimum return hurdles.

Other Equity and Debt
The Company owns a diversified group of non-digital real estate and real estate-related debt and equity investments, many of which are through joint ventures with funds managed by the Company’s other investment management business. Over time, the Company expects to monetize the bulk of its existing portfolio as it completes its digital transformation.

Throughout this presentation, consolidated figures represent the interest of both the Company (and its subsidiary Colony Capital Operating Company or the “CLNY OP”) and noncontrolling interests. Figures labeled as CLNY OP share represent the Company’s pro-rata share.

Colony Capital | Supplemental Financial Report

Table of Contents

			Page
V.	Healthcare Real Estate
	a.	Summary Metrics and Operating Results	22
	b.	Portfolio Overview	23-24
VI.	Hospitality Real Estate
	a.	Summary Metrics and Operating Results	25
	b.	Portfolio Overview	26
VII.	CLNC		27
VIII.	Other Investment Management
	a.	Summary Metrics	28
	b.	AUM & FEEUM	29
IX.	Other Equity and Debt		30-32
X.	Total Company Assets Under Management		33

XI.	Appendices
	a.	Definitions	35-36
	b.	Reconciliation of Net Income (Loss) to NOI	37
	c.	Reconciliation of Net Income (Loss) to Digital investment management FRE and Reconciliation of Net Income (Loss) to DataBank Adjusted EBITDA	38

Colony Capital | Supplemental Financial Report	5

Ia. Financial Overview - Summary Metrics

($ and shares in thousands, except per share data and as noted; as of or for the three months ended June 30, 2020, unless otherwise noted) (Unaudited)
Financial Data
Net income (loss) attributable to common stockholders	$(2,042,790)
Net income (loss) attributable to common stockholders per basic share	(4.33)
Core FFO	(154,211)
Core FFO per basic share	(0.29)
Core FFO excluding gains/losses	(19,323)
Core FFO excluding gains/losses per basic share	(0.04)

Balance Sheet, Capitalization and Trading Statistics
Total consolidated assets	$16,183,534
CLNY OP share of consolidated assets	10,622,322
Total consolidated debt(1)	9,612,525
CLNY OP share of consolidated debt(1)	7,147,356
Shares and OP units outstanding as of June 30, 2020	535,201
Shares and OP units outstanding as of August 4, 2020	535,255
Liquidation preference of perpetual preferred equity	1,033,750
Insider ownership of shares and OP units as of August 4, 2020	9.9%
Digital Assets Under Management ("AUM")	$ 21.6 billion
Total Company AUM	$ 45.7 billion
Total Company Fee Earning Equity Under Management ("FEEUM")	$ 16.3 billion

Notes:
In evaluating the information presented throughout this presentation see the appendices to this presentation for definitions and reconciliations of non-GAAP financial measures to GAAP measures.

(1)	Represents principal balance and excludes debt issuance costs, discounts and premiums.

Colony Capital | Supplemental Financial Report	6

Ib. Financial Overview - Summary of Segments

($ in thousands; as of or for the three months ended June 30, 2020, unless otherwise noted)	Consolidated amount	CLNY OP share of consolidated amount
Digital
Digital Investment Management(1)
Third-party AUM ($ in millions)		$21,015
FEEUM ($ in millions)		7,743
Q2 2020 fee related earnings (FRE)(2)		9,307
Annualized Q2 2020 FRE		37,228

Digital Balance Sheet
GP co-investments(1) and DataBank - net carrying value	1,142,740	340,875
Balance sheet investment - DataBank - Q2 2020 Adjusted EBITDA(3)	16,573	3,223
Balance sheet investment - DataBank - annualized Q2 2020 Adjusted EBITDA	66,292	12,892

Healthcare Real Estate
Q2 2020 net operating income(4)(5)	59,786	42,390
Investment-level non-recourse financing(6)	2,922,442	2,082,733

Hospitality Real Estate
Q2 2020 NOI before FF&E Reserve(5)	(6,606)	(6,431)
Investment-level non-recourse financing(6)	2,667,374	2,495,991

Notes:

(1)
In July 2020, the Company closed on a strategic investment from Wafra of approximately $250 million for a 31.5% ownership stake in the Digital Investment Management business. Wafra also committed over $150 million to Digital Colony’s current and future GP co-investments.

(2)	For a reconciliation of net income/(loss) to FRE, please refer to the appendix to this presentation.

(3)	For a reconciliation of net income/(loss) from continuing operations to Adjusted EBITDA, please refer to the appendix to this presentation.

(4)
NOI includes $1.1 million consolidated or $0.7 million CLNY OP share of interest earned related to $49 million consolidated or $34 million CLNY OP share carrying value of healthcare real estate loans. This interest income is in the Interest Income line item on the Company’s Statement of Operations.

(5)	For a reconciliation of net income/(loss) from continuing operations to NOI, please refer to the appendix to this presentation.

(6)	Represents unpaid principal balance.

Colony Capital | Supplemental Financial Report	7

Ib. Financial Overview - Summary of Segments (cont’d)

($ in thousands except as noted; as of or for the three months ended June 30, 2020, unless otherwise noted)	Consolidated amount	CLNY OP share of consolidated amount
CLNC
Net carrying value of 36% interest	$336,513	$336,513

Other Investment Management
Third-party AUM ($ in millions)		14,862
FEEUM ($ in millions)		8,515
Q2 2020 fee revenue and REIM platform equity method earnings		21,637

Other Equity and Debt (1)
Assets(2)	5,108,479	2,430,032
Debt(3)	2,187,752	1,134,777
Equity	$2,920,727	$1,295,255

Net Assets
Cash and cash equivalents, restricted cash and other assets(4)	1,833,870	1,523,289
Accrued and other liabilities and dividends payable(5)	795,121	524,053
Net assets	$1,038,749	$999,236

Notes:

(1)	Includes assets and liabilities classified as held for sale on the Company’s financial statements.

(2)	Includes all components related to real estate assets, including tangible real estate and lease-related intangibles.

(3)	Represents unpaid principal balance.

(4)	Other assets excludes $16 million consolidated and CLNY OP share of margin/collateral value which is included in the assets of Digital balance sheet investments shown on page 21.

(5)	Accrued and other liabilities excludes $96 million of derivative liability which is included in the debt of Digital balance sheet investments shown on page 21.

Colony Capital | Supplemental Financial Report	8

IIa. Financial Results - Consolidated Balance Sheet

($ in thousands, except per share data) (unaudited)	As of June 30, 2020
Assets
Cash and cash equivalents	$1,099,467
Restricted cash	145,229
Real estate, net	8,987,902
Loans receivable	1,398,087
Equity and debt investments	1,825,448
Goodwill	851,757
Deferred leasing costs and intangible assets, net	565,221
Assets held for sale	705,217
Other assets	527,309
Due from affiliates	77,897
Total assets	$16,183,534
Liabilities
Debt, net	$9,211,114
Accrued and other liabilities	869,947
Intangible liabilities, net	87,195
Liabilities related to assets held for sale	261,791
Due to affiliates	1,336
Dividends and distributions payable	18,516
Total liabilities	10,449,899
Commitments and contingencies
Redeemable noncontrolling interests	29,066
Equity
Stockholders’ equity:
Preferred stock, $0.01 par value per share; $1,033,750 liquidation preference; 250,000 shares authorized; 41,350 shares issued and outstanding	999,490
Common stock, $0.01 par value per share
Class A, 949,000 shares authorized; 481,391 shares issued and outstanding	4,814
Class B, 1,000 shares authorized; 734 shares issued and outstanding	7
Additional paid-in capital	7,540,197
Accumulated deficit	(5,849,098)
Accumulated other comprehensive income	44,367
Total stockholders’ equity	2,739,777
Noncontrolling interests in investment entities	2,776,604
Noncontrolling interests in Operating Company	188,188
Total equity	5,704,569
Total liabilities, redeemable noncontrolling interests and equity	$16,183,534

Colony Capital | Supplemental Financial Report	9

IIb. Financial Results - Noncontrolling Interests’ Share Balance Sheet

($ in thousands, except per share data) (unaudited)	As of June 30, 2020
Assets
Cash and cash equivalents	$94,565
Restricted cash	27,880
Real estate, net	2,934,826
Loans receivable	683,065
Equity and debt investments	656,120
Goodwill	377,464
Deferred leasing costs and intangible assets, net	215,685
Assets held for sale	383,472
Other assets	188,135
Total assets	$5,561,212
Liabilities
Debt, net	$2,320,735
Accrued and other liabilities	271,069
Intangible liabilities, net	32,096
Liabilities related to assets held for sale	131,642
Total liabilities	2,755,542
Commitments and contingencies
Redeemable noncontrolling interests	29,066
Equity
Stockholders’ equity:
Preferred stock, $0.01 par value per share; $1,033,750 liquidation preference; 250,000 shares authorized; 41,350 shares issued and outstanding	—
Common stock, $0.01 par value per share
Class A, 949,000 shares authorized; 481,391 shares issued and outstanding	—
Class B, 1,000 shares authorized; 734 shares issued and outstanding	—
Additional paid-in capital	—
Accumulated deficit	—
Accumulated other comprehensive income	—
Total stockholders’ equity	—
Noncontrolling interests in investment entities	2,776,604
Noncontrolling interests in Operating Company	—
Total equity	2,776,604
Total liabilities, redeemable noncontrolling interests and equity	$5,561,212

Colony Capital | Supplemental Financial Report	10

IIc. Financial Results - Consolidated Segment Operating Results

	Three Months Ended June 30, 2020
($ in thousands) (Unaudited)	Digital	Healthcare	Hospitality	CLNC	Other Investment Management	Other Equity and Debt	Amounts not allocated to segments	Total
Revenues
Property operating income	$42,017	$139,983	$57,136	$—	$—	$54,680	$—	$293,816
Interest income	6	1,058	—	—	19	19,197	2,096	22,376
Fee income	20,173	—	—	—	23,367	—	—	43,540
Other income	1,217	1,639	7	—	6,812	551	2,408	12,634
Total revenues	63,413	142,680	57,143	—	30,198	74,428	4,504	372,366
Expenses
Property operating expense	18,055	74,752	63,733	—	—	37,103	—	193,643
Interest expense	8,184	34,699	29,889	—	—	17,683	16,331	106,786
Investment and servicing expense	816	907	799	—	42	7,659	1,171	11,394
Transaction costs	75	—	—	—	—	—	—	75
Depreciation and amortization	35,102	36,980	35,462	—	2,477	23,381	1,503	134,905
Impairment loss	—	661,255	660,751	—	515,000	152,254	12,297	2,001,557
Compensation expense
Cash and equity-based compensation	17,872	1,366	1,460	—	13,191	2,768	27,856	64,513
Carried interest and incentive compensation	—	—	—	—	(1,162)	—	—	(1,162)
Administrative expenses	4,981	383	333	—	1,730	4,637	8,341	20,405
Total expenses	85,085	810,342	792,427	—	531,278	245,485	67,499	2,532,116
Other income (loss)
Gain on sale of real estate assets	—	—	—	—	—	2,868	—	2,868
Other gain (loss), net	5,472	(342)	354	—	55	(174,351)	(4,218)	(173,030)
Equity method earnings (loss)	7,940	—	—	(350,241)	(1,709)	(28,525)	—	(372,535)
Equity method earnings (loss) - carried interest	—	—	—	—	(2,324)	—	—	(2,324)
Income (loss) before income taxes	(8,260)	(668,004)	(734,930)	(350,241)	(505,058)	(371,065)	(67,213)	(2,704,771)
Income tax benefit (expense)	1,714	(12,136)	(6,691)	—	8,697	760	(64)	(7,720)
Income (loss) from continuing operations	(6,546)	(680,140)	(741,621)	(350,241)	(496,361)	(370,305)	(67,277)	(2,712,491)
Income (loss) from discontinued operations	—	—	—	—	361	(6,863)	—	(6,502)
Net income (loss)	(6,546)	(680,140)	(741,621)	(350,241)	(496,000)	(377,168)	(67,277)	(2,718,993)
Net income (loss) attributable to noncontrolling interests:
Redeemable noncontrolling interests	390	—	—	—	—	—	—	390
Investment entities	(16,393)	(197,869)	(37,919)	—	(42)	(217,829)	—	(470,052)
Operating Company	938	(47,861)	(69,839)	(34,757)	(49,215)	(15,809)	(8,514)	(225,057)
Net income (loss) attributable to Colony Capital, Inc.	8,519	(434,410)	(633,863)	(315,484)	(446,743)	(143,530)	(58,763)	(2,024,274)
Preferred stock dividends	—	—	—	—	—	—	18,516	18,516
Net income (loss) attributable to common stockholders	$8,519	$(434,410)	$(633,863)	$(315,484)	$(446,743)	$(143,530)	$(77,279)	$(2,042,790)

Colony Capital | Supplemental Financial Report	11

IId. Financial Results - Noncontrolling Interests’ Share Segment Operating Results

	Three Months Ended June 30, 2020
($ in thousands) (unaudited)	Digital	Healthcare	Hospitality		CLNC	Other Investment Management	Other Equity and Debt	Amounts not allocated to segments	Total
Revenues				—
Property operating income	$33,610	$39,605	$4,028		$—	$—	$29,439	$—	$106,682
Interest income	—	312	—		—	—	9,886	—	10,198
Fee income	—	—	—		—	5	—	—	5
Other income	49	498	1		—	—	—	—	548
Total revenues	33,659	40,415	4,029		—	5	39,325	—	117,433
Expenses
Property operating expense	14,440	20,565	4,203		—	—	18,726	—	57,934
Interest expense	6,537	9,866	1,892		—	—	8,208	—	26,503
Investment and servicing expense	124	299	—		—	1	3,196	—	3,620
Transaction costs	—	—	—		—	—	—	—	—
Depreciation and amortization	22,791	10,749	2,242		—	—	12,708	—	48,490
Impairment loss	—	199,877	33,612		—	—	46,224	—	279,713
Compensation expense
Cash and equity-based compensation	6,385	—	—		—	—	1,209	—	7,594
Carried interest and incentive compensation	—	—	—		—	—	—	—	—
Administrative expenses	2,001	82	5		—	33	1,854	—	3,975
Total expenses	52,278	241,438	41,954		—	34	92,125	—	427,829
Other income (loss)
Gain on sale of real estate assets	—	—	—		—	—	1,912	—	1,912
Other gain (loss), net	359	(104)	6		—	—	(162,869)	—	(162,608)
Equity method earnings (loss)	120	—	—		—	(13)	(197)	—	(90)
Equity method earnings (loss) - carried interest	—	—	—		—	—	—	—	—
Income (loss) before income taxes	(18,140)	(201,127)	(37,919)		—	(42)	(213,954)	—	(471,182)
Income tax benefit (expense)	2,137	(3,684)	—		—	—	924	—	(623)
Net income (loss)	(16,003)	(204,811)	(37,919)		—	(42)	(213,030)	—	(471,805)
Income (loss) from discontinued operations	—	—	—		—	—	(4,799)	—	(4,799)
Non-pro rata allocation of income (loss) to NCI	—	6,942	—		—	—	—	—	6,942
Net income (loss) attributable to noncontrolling interests	$(16,003)	$(197,869)	$(37,919)		$—	$(42)	$(217,829)	$—	$(469,662)

Colony Capital | Supplemental Financial Report	12

IIe. Financial Results - Segment Reconciliation of Net Income to FFO & Core FFO

	Three Months Ended June 30, 2020
	OP prorata share by segment								Amounts attributable to noncontrolling interests	CLNY consolidated as reported
($ in thousands) (Unaudited)	Digital	Healthcare	Hospitality	CLNC	Other Investment Management	Other Equity and Debt	Amounts not allocated to segments	Total OP pro rata share
Net income (loss) attributable to common stockholders	$8,519	$(434,410)	$(633,863)	$(315,484)	$(446,743)	$(143,530)	$(77,279)	$(2,042,790)	$—	$(2,042,790)
Net income (loss) attributable to noncontrolling common interests in Operating Company	938	(47,861)	(69,839)	(34,757)	(49,215)	(15,809)	(8,514)	(225,057)	—	(225,057)
Net income (loss) attributable to common interests in Operating Company and common stockholders	9,457	(482,271)	(703,702)	(350,241)	(495,958)	(159,339)	(85,793)	(2,267,847)	—	(2,267,847)

Adjustments for FFO:
Real estate depreciation and amortization	5,178	30,636	33,220	4,968	68	11,153	—	85,223	46,499	131,722
Impairment of real estate	—	461,378	627,139	—	—	105,905	—	1,194,422	279,840	1,474,262
Gain from sales of real estate	—	—	(1)	—	—	1,658	—	1,657	3,262	4,919
Less: Adjustments attributable to noncontrolling interests in investment entities	—	—	—	—	—	—	—	—	(329,601)	(329,601)
FFO	$14,635	$9,743	$(43,344)	$(345,273)	$(495,890)	$(40,623)	$(85,793)	$(986,545)	$—	$(986,545)

Additional adjustments for Core FFO:
Gains and losses from sales of depreciable real estate within the Other Equity and Debt segment, net of depreciation, amortization and impairment previously adjusted for FFO(1)	—	—	—	—	—	335	—	335	406	741
Gains and losses from sales of businesses within the Investment Management segment and impairment write-downs associated with the Investment Management segment	—	—	—	—	515,698	—	—	515,698	—	515,698
CLNC Core Earnings adjustments(2)	—	—	—	266,016	—	—	—	266,016	—	266,016
Equity-based compensation expense	741	412	430	564	1,944	341	6,047	10,479	237	10,716
Straight-line rent revenue and expense	295	(4,018)	(15)	—	—	(524)	(69)	(4,331)	(909)	(5,240)
Amortization of acquired above- and below-market lease values, net	345	(1,611)	—	(52)	—	11	—	(1,307)	724	(583)
Amortization of deferred financing costs and debt premiums and discounts	32	1,990	3,337	(149)	1	671	2,257	8,139	1,824	9,963
Unrealized fair value losses on interest rate and foreign currency hedges, and foreign currency remeasurements	—	241	—	(8,665)	(9)	885	—	(7,548)	66	(7,482)
Acquisition and merger-related transaction costs	75	—	—	257	—	—	—	332	—	332
Restructuring and merger integration costs(3)	—	—	—	—	323	—	12,723	13,046	—	13,046
Amortization and impairment of investment management intangibles	7,053	—	—	—	2,471	17	—	9,541	2,084	11,625
Non-real estate fixed asset depreciation, amortization and impairment	80	—	—	—	7	8	13,800	13,895	170	14,065
Amortization of gain on remeasurement of consolidated investment entities	—	—	—	—	—	6,445	—	6,445	6,446	12,891
Tax effect of Core FFO adjustments, net	(2,028)	8,355	—	—	(472)	(2,273)	(1,988)	1,594	669	2,263
Less: Adjustments attributable to noncontrolling interests in investment entities	—	—	—	—	—	—	—	—	(11,717)	(11,717)
Core FFO	$21,228	$15,112	$(39,592)	$(87,302)	$24,073	$(34,707)	$(53,023)	$(154,211)	$—	$(154,211)
Less: Core FFO (gains) losses	—	—	(389)	100,867	—	34,410	—	134,888	—	134,888
Core FFO ex-gains/losses attributable to common interests in Operating Company and common stockholders	$21,228	$15,112	$(39,981)	$13,565	$24,073	$(297)	$(53,023)	$(19,323)	$—	$(19,323)
Notes:

(1)	Net of $2.1 million consolidated or $0.6 million CLNY OP share of depreciation, amortization and impairment charges previously adjusted to calculate FFO.

(2)	Represents adjustments to align the Company’s Core FFO with CLNC’s definition of Core Portfolio Core Earnings to reflect the Company’s percentage interest in CLNC's earnings.

(3)
Restructuring and merger integration costs primarily represent costs and charges incurred as a result of corporate restructuring and reorganization to implement the digital evolution. These costs and charges include severance, retention, relocation, transition, shareholder settlement and other related restructuring costs, which are not reflective of the Company’s core operating performance and the Company does not expect to incur these costs subsequent to the completion of the digital transformation.

Colony Capital | Supplemental Financial Report	13

IIIa. Capitalization - Overview

($ in thousands; except per share data; as of June 30, 2020, unless otherwise noted)	Consolidated amount	CLNY OP share of consolidated amount	Wtd. avg. years remaining to maturity(1)	Wtd. avg. interest rate(2)

Debt (UPB)
Non-recourse debt:
Digital (DataBank)	$515,007	$103,105	4.4	5.5%
Healthcare	2,922,442	2,082,733	3.9	3.9%
Hospitality	2,667,374	2,495,991	0.8	3.3%
Other Equity and Debt	2,177,531	1,135,356	1.6	3.3%
Trust Preferred Securities ("TruPS")(3)	280,117	280,117	15.9	3.2%	(4)
Total non-recourse debt	8,562,471	6,097,302

Corporate debt:
$500 million revolving credit facility(5)	400,000	400,000	1.5	2.7%
Convertible/exchangeable senior notes(6)	616,105	616,105	1.5	4.3%
Other corporate debt	33,949	33,949	5.4	5.0%
Total corporate debt	1,050,054	1,050,054

Total debt	$9,612,525	$7,147,356

Non-recourse debt - Fixed / Floating summary
Fixed	$571,898	$414,933
Floating	7,990,573	5,682,369
Total non-recourse debt	$8,562,471	$6,097,302

Perpetual preferred stock, redemption value
Total perpetual preferred stock		$1,033,750

Notes:

(1)
Weighted Average Years Remaining to Maturity is based on initial maturity dates or extended maturity dates if the criteria to extend have been met as of August 4, 2020, the latest practicable date that the information was available, and the extension option is at the Company’s discretion.

(2)	Based on 1-month LIBOR of 0.16% and 3-month LIBOR of 0.30% for floating rate debt.

(3)
The TruPS were issued by trusts of which the sole assets are junior subordinated notes issued by NRF Holdco, LLC. NRF Holdco is a subsidiary of the Company and owns the Healthcare and Hospitality segments as well as certain OED. The Company is neither an obligor nor guarantor on the junior subordinated debt or TruPS.

(4)	Based on 3-month LIBOR plus rates between 2.50% to 3.25%.

(5)	In July 2020, the Company repaid all outstanding amounts under the RCF.

(6)
In July 2020, the Company issued $300 million aggregate principal amount of 5.75% exchangeable senior notes due 2025. The Company used the net proceeds to repurchase $289 million of the Company’s 3.875% convertible senior notes due 2021.

Colony Capital | Supplemental Financial Report	14

IIIb. Capitalization - Revolving Credit Facility

($ in thousands, except as noted; as of June 30, 2020)
Revolving credit facility
Maximum principal amount	$500,000
Amount outstanding(1)	400,000
Initial maturity	January 11, 2021
Fully-extended maturity	January 10, 2022
Interest rate	LIBOR + 2.50%

Financial covenants as defined in the Credit Agreement(2):	Covenant level
Consolidated Tangible Net Worth	Minimum $1,740 million
Consolidated Fixed Charge Coverage Ratio(3)	Minimum 1.30 to 1.00
Interest Coverage Ratio(4)	Minimum 3.00 to 1.00
Consolidated Leverage Ratio	Maximum 0.65 to 1.00

Company status: As of June 30, 2020, CLNY is meeting all required covenant threshold levels.

Notes:

(1)	In July 2020, the Company repaid all outstanding amounts under the RCF.

(2)	The Company's credit agreement allows for the exclusion of the assets, debt, fixed charges and earnings of investments with non-recourse debt at the Company's election.

(3)	The borrowing base is discounted by 10% at a Fixed Charge Coverage Ratio between 1.30 and 1.50 to 1.00.

(4)
Interest Coverage Ratio represents the ratio of the sum of (1) earnings from borrowing base assets and (2) certain investment management earnings divided by the greater of (a) actual interest expense on the revolving credit facility and (b) the average balance of the facility multiplied by 7.0% for the applicable quarter.

Colony Capital | Supplemental Financial Report	15

IIIc. Capitalization - Convertible/Exchangeable Notes & Perpetual Preferred Stock

($ in thousands; except per share data; as of June 30, 2020, unless otherwise noted)
Convertible/exchangeable debt
Description	Outstanding principal	Final due date(1)	Interest rate	Conversion price (per share of common stock)	Conversion ratio	Conversion shares
3.875% Convertible senior notes(2)	$402,500	January 15, 2021	3.875% fixed	$16.57	60.3431	24,288
5.0% Convertible senior notes	200,000	April 15, 2023	5.00% fixed	15.76	63.4700	12,694
5.375% Exchangeable senior notes	13,605	June 15, 2033	5.375% fixed	12.04	83.0837	1,130
Total convertible debt	$616,105

Perpetual preferred stock
Description	Liquidation preference	Shares outstanding (In thousands)	Callable period
Series G 7.5% cumulative redeemable perpetual preferred stock	86,250	3,450	Callable
Series H 7.125% cumulative redeemable perpetual preferred stock	287,500	11,500	Callable
Series I 7.15% cumulative redeemable perpetual preferred stock	345,000	13,800	On or after June 5, 2022
Series J 7.125% cumulative redeemable perpetual preferred stock	315,000	12,600	On or after September 22, 2022
Total preferred stock	$1,033,750	41,350

Notes:

(1)
Callable at principal amount only if CLNY common stock has traded at least 130% of the conversion price for 20 of 30 consecutive trading days: on or after April 22, 2020, for the 5.0% convertible senior notes; on or after January 22, 2019, for the 3.875% convertible senior notes; and on or after on or after June 15, 2020, for the 5.375% exchangeable senior notes.

(2)
In July 2020, the Company issued $300 million aggregate principal amount of 5.75% exchangeable senior notes due 2025. The Company used the net proceeds to repurchase $289 million of the Company’s 3.875% convertible senior notes due 2021.

Colony Capital | Supplemental Financial Report	16

IIId. Capitalization - Debt Maturity and Amortization Schedules

($ in thousands; as of June 30, 2020)	Payments due by period(1)
Consolidated debt	2020	2021	2022	2023	2024 and after	Total
Non-recourse debt:
Digital (DataBank)	$1,647	$3,346	$3,896	$32,646	$473,472	$515,007
Healthcare	51,810	289,211	133,044	11,957	2,436,420	2,922,442
Hospitality	1,550,324	855,000	—	—	262,050	2,667,374
Other Equity and Debt	1,105,412	179,054	143,040	91,600	658,425	2,177,531
TruPS(2)	—	—	—	—	280,117	280,117
Corporate debt:
$500 million revolving credit facility(3)	—	—	400,000	—	—	400,000
Convertible/exchangeable senior notes(4)	—	402,500	—	200,000	13,605	616,105
Other corporate debt	1,134	2,359	2,481	2,609	25,366	33,949
Total consolidated debt	$2,710,327	$1,731,470	$682,461	$338,812	$4,149,455	$9,612,525

Pro rata debt	2020	2021	2022	2023	2024 and after	Total
Non-recourse debt:
Digital (DataBank)	$330	$670	$780	$6,536	$94,789	$103,105
Healthcare	36,601	231,162	98,550	8,366	1,708,054	2,082,733
Hospitality	1,466,816	767,125	—	—	262,050	2,495,991
Other Equity and Debt	573,433	166,287	47,923	80,248	267,465	1,135,356
TruPS(2)	—	—	—	—	280,117	280,117
Corporate debt:
$500 million revolving credit facility(3)	—	—	400,000	—	—	400,000
Convertible/exchangeable senior notes(4)	—	402,500	—	200,000	13,605	616,105
Other corporate debt	1,134	2,359	2,481	2,609	25,366	33,949
Total pro rata debt	$2,078,314	$1,570,103	$549,734	$297,759	$2,651,446	$7,147,356

Notes:

(1)
Weighted Average Years Remaining to Maturity is based on initial maturity dates or extended maturity dates if the criteria to extend have been met as of August 4, 2020, the latest practicable date that the information was available, and the extension option is at the Company’s discretion.

(2)
The TruPS were issued by trusts of which the sole assets are junior subordinated notes issued by NRF Holdco, LLC. NRF Holdco is a subsidiary of the Company and owns the Healthcare and Hospitality segments as well as certain OED. The Company is neither an obligor nor guarantor on the junior subordinated debt or TruPS.

(3)	In July 2020, the Company repaid all outstanding amounts under the RCF.

(4)
In July 2020, the Company issued $300 million aggregate principal amount of 5.75% exchangeable senior notes due 2025. The Company used the net proceeds to repurchase $289 million of the Company’s 3.875% convertible senior notes due 2021.

Colony Capital | Supplemental Financial Report	17

IIIe. Capitalization - Structure

Subordinate
Common Stock
$1,034M Preferred Stock (Redemption Value)
Existing Convertible Senior Notes ($603M) (1)
Colony Capital, Inc. (CLNY) REIT
~ 90%
OP Unit Holders
~ 10%
Corporate Debt (plus $300M of REIT convertible debt issued in July 2020) (1)
$500M Revolving Credit Facility; Other Corporate Debt ($34M)
Colony Capital Operating Company, LLC ("CCOC")
TruPS non-recourse to CLNY or CCOC, but obligation of a subsidiary of CCOC that owns Healthcare, Hospitality and other non-core assets
Trust Preferred Securities ("TruPS") ($280M) & 5.375% Exchangeable Notes ($13.6M)
Subsidiaries of CCOC
$5.8Bn Non-Recourse Investment Level Debt
$103M Digital (DataBank)
$2,083M Healthcare
$2,496M Hospitality
$1,135M Other Equity & Debt

Notes:

(1)
In July 2020, the Company issued $300 million aggregate principal amount of 5.75% exchangeable senior notes due 2025. The Company used the net proceeds to repurchase $289 million of the Company’s 3.875% convertible senior notes due 2021.

Colony Capital | Supplemental Financial Report	18

IVa. Digital - Overview and Summary Metrics

Digital Portfolio Overview	Consolidated amount	CLNY OP share of consolidated amount
($ in thousands, as of June 30, 2020, unless otherwise noted)
Digital Investment Management(1)
Third-party AUM ($ in millions)		$21,015
FEEUM ($ in millions)		7,743
Q2 2020 fee related earnings (FRE)(2)		9,307
Annualized Q2 2020 FRE		37,228

Digital Balance Sheet
GP co-investments(1) and DataBank - net carrying value	1,142,740	340,875
DataBank - Q2 2020 Adjusted EBITDA(3)	16,573	3,318
DataBank - annualized Q2 2020 Adjusted EBITDA	66,292	13,272

Notes:

(1)
In July 2020, the Company closed on a strategic investment from Wafra of approximately $250 million for a 31.5% ownership stake in the Digital Investment Management business. Wafra also committed over $150 million to Digital Colony’s current and future GP co-investments.

(2)	For a reconciliation of net income/(loss) to FRE, please refer to the appendix to this presentation.

(3)	For a reconciliation of net income/(loss) from continuing operations to Adjusted EBITDA, please refer to the appendix to this presentation.

Colony Capital | Supplemental Financial Report	19

IVb. Digital - Investment Management

Digital Third-party AUM & FEEUM
($ in millions, as of June 30, 2020, unless otherwise noted)	AUM CLNY OP Share	FEEUM CLNY OP Share	Fee Rate
Digital Colony Partners I	$5,665	$3,756	1.2%
Separately Capitalized Portfolio Companies	9,556	3,019	0.8%
Co-Investment (Sidecar) Capital	5,692	841	0.5%
Liquid Strategies	102	127	0.4%
Digital Investment Management Total	$21,015	$7,743	1.0%

FRE(1)
($ in thousands, unless otherwise noted)			Q2 2020
Fee income			$20,173
Other income			552
Compensation expense—cash			(9,208)
Administrative expenses			(2,210)
FRE Total			$9,307

Notes:

(1)	For a reconciliation of net income/(loss) to FRE, please refer to the appendix to this presentation.

Colony Capital | Supplemental Financial Report	20

IVc. Digital - Balance Sheet Interests

Portfolio Overview
($ in thousand, as of June 30, 2020, unless otherwise noted)	Consolidated amount	CLNY OP share of consolidated amount
Digital GP Co-investments
CLNY's GP Co-investments in DCP I Investments ($250 million total commitment) and Other GP Co-investments - net carrying value(1)	$161,287	$144,388

DataBank
Asset	1,496,460	299,591
Debt	515,007	103,104
Net carrying value	981,453	196,487

Digital Balance Sheet Investments - Total Net Carrying Value	$1,142,740	$340,875

DataBank Adjusted EBITDA(2)	Consolidated amount	CLNY OP share of consolidated amount
($ in thousands, unless otherwise noted)
Total revenues	$42,021	$8,413
Property operating expenses	(18,055)	(3,615)
Compensation and administrative expenses	(10,464)	(2,095)
Transaction, investment and servicing costs	(576)	(115)
EBITDAre:	12,926	2,588

Straight-line rent expenses and amortization of above- and below-market lease intangibles	3,055	612
Amortization of leasing costs	(1,218)	(244)
Compensation expense—equity-based	296	59
Installation services	493	99
Restructuring & integration costs	445	89
Transaction, investment and servicing costs	576	115
Adjusted EBITDA:	$16,573	$3,318

DataBank Operating Metrics
($ in millions, unless otherwise noted)	Q2 2020	Q2 2019
Number of Data Centers	20	17
Total Capacity (RSF - raised sq. ft.)	563,637	454,490
Sellable RSF	456,649	359,126
Occupied RSF	316,697	258,489
% Utilization Rate	69.4%	72.0%
MRR (Annualized)	$171.4	$139.9
Bookings (Annualized)	$6.6	$6.6
Quarterly Churn (% of Prior Quarter MRR)	1.8%	1.9%

Notes:

(1)	Net of $96 million of derivative liability.

(2)	For a reconciliation of net income/(loss) from continuing operations to adjusted EBITDA, please refer to the appendix to this presentation.

Colony Capital | Supplemental Financial Report	21

Va. Healthcare Real Estate - Summary Metrics and Operating Results

($ in thousands; as of or for the three months ended June 30, 2020, unless otherwise noted)	Consolidated amount	CLNY OP share of consolidated amount
Net operating income
Net operating income:
Senior Housing - Operating	$8,987	$6,292
Medical Office Buildings	13,368	9,309
Triple-Net Lease:
Senior Housing(1)	12,845	9,049
Skilled Nursing Facilities	22,572	16,338
Hospitals	2,014	1,402
Total net operating income	$59,786	$42,390

Portfolio overview	Total number of properties	Capacity	% Occupied(2)	TTM Lease Coverage(3)	WA Remaining Lease Term
Senior Housing - Operating	89	6,898 units	79.3%	N/A	N/A
Medical Office Buildings	106	3.8 million sq. ft.	83.4%	N/A	4.5
Triple-Net Lease:
Senior Housing	65	3,529 units	83.5%	1.4x	11.9
Skilled Nursing Facilities	88	10,458 beds	82.5%	1.3x	5.3
Hospitals	9	456 beds	66.9%	1.9x	9.9
Total	357

Same store financial/operating results related to the segment
	% Occupied(2)		TTM Lease Coverage(3)		NOI
	Q2 2020	Q2 2019	3/31/2020	3/31/2019	Q2 2020	Q2 2019	% Change
Senior Housing - Operating	79.3%	83.1%	N/A	N/A	$8,987	$16,469	(45.4)%
Medical Office Buildings	83.4%	82.3%	N/A	N/A	13,368	13,471	(0.8)%
Triple-Net Lease:
Senior Housing	83.5%	84.7%	1.4x	1.3x	12,845	14,483	(11.3)%
Skilled Nursing Facilities	82.5%	82.9%	1.2x	1.2x	22,572	24,051	(6.1)%
Hospitals	66.9%	65.9%	1.9x	1.4x	2,014	2,624	(23.2)%
Total					$59,786	$71,098	(15.9)%

Notes:

(1)
NOI includes $1.1 million consolidated or $0.7 million CLNY OP share of interest earned related to $49 million consolidated or $34 million CLNY OP share carrying value of healthcare real estate loans. This interest income is in the Interest Income line item on the Company’s Statement of Operations. For a reconciliation of net income/(loss) attributable to common stockholders to NOI, please refer to the appendix to this presentation.

(2)
Occupancy % for Senior Housing - Operating represents average of the presented quarter, MOB’s is as of last day in the quarter and Triple-Net Lease represents average of the prior quarter. Occupancy represents real estate property operator’s patient occupancy for all types except MOB.

(3)
Represents the ratio of the tenant's/operator's EBITDAR to cash rent payable to the Company's Healthcare Real Estate segment on a trailing twelve month basis and as of the prior quarter due to timing of data availability from tenant/operators. Refer to Important Notes Regarding Non-GAAP Financial Measures and Definitions pages in this presentation for additional information regarding the use of tenant/operator EBITDAR.

Colony Capital | Supplemental Financial Report	22

Vb. Healthcare Real Estate - Portfolio Overview

(As of or for the three months ended June 30, 2020, unless otherwise noted)
Triple-Net Lease Coverage(1)		% of Triple-Net Lease TTM NOI as of March 31, 2020
TTM Lease Coverage	# of Leases	Senior Housing	Skilled Nursing Facilities & Hospitals	% Triple-Net Lease NOI	WA Remaining Lease Term
Less than 0.99x	4	5%	10%	15%	5 yrs
1.00x - 1.09x	1	—%	11%	11%	7 yrs
1.10x - 1.19x	2	—%	21%	21%	6 yrs
1.20x - 1.29x	2	—%	4%	4%	5 yrs
1.30x - 1.39x	1	—%	2%	2%	9 yrs
1.40x - 1.49x	1	27%	—%	27%	14 yrs
1.50x and greater	4	2%	18%	20%	4 yrs
Total / W.A.	15	34%	66%	100%	8 yrs

Revenue Mix(2)	March 31, 2020 TTM
	Private Pay	Medicare	Medicaid
Senior Housing - Operating	87%	3%	10%
Medical Office Buildings	100%	—%	—%
Triple-Net Lease:
Senior Housing	54%	6%	40%
Skilled Nursing Facilities	27%	21%	52%
Hospitals	28%	63%	9%
W.A.	58%	12%	30%

Notes:

(1)
Represents the ratio of the tenant's/operator's EBITDAR to cash rent payable to the Company's Healthcare Real Estate segment on a trailing twelve month basis and due to timing of availability of data tenants/operators provide information from prior quarter. Refer to Important Notes Regarding Non-GAAP Financial Measures and Definitions pages in this presentation for additional information regarding the use of tenant/operator EBITDAR. Represents leases with EBITDAR coverage in each listed range. Excludes interest income associated with triple-net lease senior housing and hospital types. Caring Homes (U.K.) lease (EBITDAR) coverage includes additional collateral provided by the operator.

(2)
Revenue mix represents percentage of revenues derived from private, Medicare and Medicaid payor sources and as of the prior quarter due to timing of data availability from tenant/operators. The payor source percentages for the hospital category excludes two operating partners, who do not track or report payor source data and totals approximately one-third of NOI in the hospital category. Overall percentages are weighted by NOI exposure in each category.

Colony Capital | Supplemental Financial Report	23

Vb. Healthcare Real Estate - Portfolio Overview (cont’d)

($ in thousands; as of or for the three months ended June 30, 2020, unless otherwise noted)
Top 10 Geographic Locations by NOI
	Number of properties	NOI
United Kingdom	46	$10,125
Indiana	55	7,352
Florida	25	6,516
Illinois	35	5,251
Pennsylvania	8	5,019
Georgia	21	4,302
Oregon	31	4,143
Ohio	14	3,354
Colorado	8	2,051
Texas	29	2,010
Total	272	$50,123

Top 10 Operators/Tenants by NOI
	Property Type/Primary Segment	Number of properties	NOI	% Occupied	TTM Lease Coverage	WA Remaining Lease Term
Caring Homes (U.K.)(1)	Sr. Housing / NNN	46	$10,125	83.5%	1.5x	14 yrs
Senior Lifestyle	Sr. Housing / RIDEA	66	6,758	78.7%	N/A	N/A
Sentosa	SNF / NNN	8	5,019	84.0%	1.2x	8 yrs
Millers	SNF / NNN	28	3,990	69.0%	1.9x	N/A
Wellington Healthcare	SNF / NNN	10	3,935	90.0%	1.0x	7 yrs
Frontier	Sr. Housing / RIDEA / NNN	20	3,241	86.1%	N/A	N/A
Opis	SNF / NNN	11	2,950	90.0%	1.2x	4 yrs
Consulate	SNF / NNN	10	2,623	89.1%	0.9x	8 yrs
WW Healthcare	SNF / NNN	5	1,293	78.6%	1.3x	5 yrs
Regency Pacific	SNF / NNN	14	1,161	76.8%	1.1x	9 yrs
Total		218	$41,095

Notes:

(1)	Caring Homes (U.K.) lease (EBITDAR) coverage includes additional collateral provided by the operator.

Colony Capital | Supplemental Financial Report	24

VIa. Hospitality Real Estate - Summary Metrics and Operating Results

($ in thousands; as of or for the three months ended June 30, 2020, unless otherwise noted)		CLNY OP share of consolidated amount
NOI before FF&E Reserve	Consolidated amount
NOI before FF&E Reserve:
Select Service	$(9,792)	$(9,345)
Extended Stay	4,691	4,398
Full Service	(1,505)	(1,484)
Total NOI before FF&E Reserve(1)	$(6,606)	$(6,431)

Portfolio overview by type
	Number of hotels	Number of rooms	Avg. qtr. % occupancy	Avg. daily rate (ADR)	RevPAR	NOI before FF&E Reserve	NOI before FF&E Reserve margin
Select service	87	11,737	21.7%	$88	$19	$(9,792)	(44.3)%
Extended stay	66	7,936	44.7%	97	43	4,691	14.4%
Full service	4	966	13.3%	167	22	(1,505)	(59.4)%
Total / W.A.	157	20,639	30.2%	$95	$29	$(6,606)	(11.6)%

Same store financial/operating results related to the segment by brand
	Avg. qtr. % occupancy		Avg. daily rate (ADR)		RevPAR		NOI before FF&E Reserve
Brand	Q2 2020	Q2 2019	Q2 2020	Q2 2019	Q2 2020	Q2 2019	Q2 2020	Q2 2019	% Change
Marriott	28.2%	77.9%	$96	$133	$27	$104	$(6,807)	$61,153	(111.1)%
Hilton	34.6%	82.4%	93	135	32	112	(249)	13,848	(101.8)%
Other	45.1%	87.4%	92	141	41	123	450	4,515	(90.0)%
Total / W.A.	30.2%	79.2%	$95	$134	$29	$106	$(6,606)	$79,516	(108.3)%

($ in millions)	2020
	April	May	June
Occupancy	22%	30%	39%
RevPAR (in dollars)	20	27	39
NOI before FF&E	(6.3)	(1.3)	1.0

Notes:

(1)
Q2 2020 FF&E reserve was $1.9 million consolidated or $1.8 million CLNY OP share. For a reconciliation of net income/(loss) attributable to common stockholders to NOI please refer to the appendix to this presentation.

Colony Capital | Supplemental Financial Report	25

VIb. Hospitality Real Estate - Portfolio Overview

($ in thousands; as of June 30, 2020, unless otherwise noted)
Top 10 Geographic Locations by Revenue	Number of hotels	Number of rooms	Number of rooms-select service	Number of rooms-extended stay	Number of rooms-full service	Revenue
Texas	26	2,939	1,661	1,278	—	$7,945
California	18	2,254	1,243	1,011	—	7,371
Florida	12	2,066	1,188	291	587	7,219
New Jersey	12	1,884	718	942	224	4,345
New York	8	1,010	710	300	—	3,063
Washington	5	664	160	504	—	2,753
New Hampshire	6	662	339	323	—	2,707
Virginia	9	1,183	920	263	—	2,401
Louisiana	3	340	225	115	—	1,939
North Carolina	7	981	831	150	—	1,833
Total / W.A.	106	13,983	7,995	5,177	811	$41,576

Colony Capital | Supplemental Financial Report	26

VII. CLNC

($ in thousands, except as noted and per share data; as of June 30, 2020, unless otherwise noted)	Consolidated amount	CLNY OP share of consolidated amount
Colony Credit Real Estate, Inc. (NYSE: CLNC)
CLNY OP interest in CLNC as of August 4, 2020	36.4%	36.4%
CLNC shares beneficially owned by OP and common stockholders	48.0 million	48.0 million
Net carrying value - CLNC	$336,513	$336,513

Colony Capital | Supplemental Financial Report	27

VIIIa. Other Investment Management - Summary Metrics

($ in thousands, except as noted; as of June 30, 2020)
Fee Revenue	CLNY OP Share
Institutional funds	$11,708
Colony Credit Real Estate (NYSE:CLNC)	7,223
Retail companies	4,431
Non-wholly owned REIM platforms (equity method earnings)	(1,725)
Total reported fee revenue and REIM platform equity method earnings	$21,637
Operating Results
Revenues
Total fee revenue and REIM earnings of investments in unconsolidated ventures	$21,637
Interest Income and Other Income	6,831
Expenses
Investment and servicing expense	41
Depreciation and amortization	2,477
Impairment loss	515,000
Compensation expense
Cash and equity-based compensation	13,191
Carried interest and incentive compensation(1)	(1,162)
Administrative expenses	1,697
Total expenses	531,244
Other gain (loss), net	55
Equity method earnings	29
Equity method earnings—carried interest(1)	(2,324)
Income tax benefit (expense)	8,697
Income (loss) from discontinued operations	361
Net loss attributable to common interests in OP and common stockholders	(495,958)
Real estate depreciation and amortization	68
(Gains) and losses from sales of businesses and impairment write-downs associated with the Investment Management segment	515,698
Equity-based compensation expense	1,944
Amortization of deferred financing costs and debt premiums and discounts	1
Unrealized fair value losses on interest rate and foreign currency hedges, and foreign currency remeasurements	(9)
Restructuring and merger integration costs	323
Amortization and impairment of investment management intangibles	2,471
Non-real estate fixed asset depreciation, amortization and impairment	7
Tax effect of Core FFO adjustments, net	(472)
Core FFO	$24,073

Notes:

(1)	Net income and Core FFO included the reversal of net unrealized carried interest income as a result of fair value decreases in certain of the Company's managed investments.

Colony Capital | Supplemental Financial Report	28

VIIIb. Other Investment Management – Assets Under Management

($ in millions, except as noted; as of June 30, 2020, unless otherwise noted)
Segment	Products	Description	AUM CLNY OP Share	FEEUM CLNY OP Share		Fee Rate

Other Institutional Funds	• Credit • Opportunistic • Other co-investment vehicles	• 27 years of institutional investment management experience • Sponsorship of private equity funds and vehicles earning asset management fees and performance fees • More than 300 investor relationships	8,460	5,612.8%
Public Company	• Colony Credit Real Estate, Inc.	• NYSE-listed credit focused REIT • Contract with base management fees with potential for incentive fees	3,003	1,721		1.5%
Retail Companies	• NorthStar Healthcare Income	• Manage public non-traded vehicles earning asset management and performance fees	3,399	1,182	(1)	1.5%
Total			$14,862	$8,515

Notes:

(1)	FEEUM of NorthStar Healthcare Income represents its most recently published Net Asset Value.

Colony Capital | Supplemental Financial Report	29

IX. Other Equity and Debt

					CLNY OP Share
					Depreciated Carrying Value
($ in millions)					6/30/2020
Investment	Investment Type	Property Type	Geography	CLNY Ownership %(1)	Assets	Equity	% of Total Equity
Tolka Irish NPL Portfolio	Non-Performing First Mortgage Loans	Primarily Office	Ireland	100%	$356.2	$135.9	11%
Cortland Multifamily Preferred Equity	Preferred Equity	Multifamily	Primarily SouthEast US	100%	130.2	130.2	10%
THL Hotel Portfolio	Real Estate Equity	Hospitality	Nationwide	55%	569.1	104.6	8%
Bulk Industrial Portfolio	Real Estate Equity	Industrial	Nationwide	51%	188.7	68.9	5%
Ronan CRE Portfolio Loan	Mezzanine Loan	Office, Residential, Mixed-Use	Ireland / France	50%	66.1	66.1	5%
Origination DrillCo Joint Venture	Oil & Gas Well Development Financing	Oil & Gas	East Texas	100%	57.2	57.2	4%
AccorInvest	Real Estate Equity	Hospitality	Primarily Europe	1%	54.9	54.9	4%
McKillin Portfolio Loan	Debt Financing	Office and Personal Guarantee	Primarily US and UK	96%	44.3	44.3	3%
Dublin Docklands	Senior Loan with Profit Participation	Office & Residential	Ireland	15%	44.1	44.1	3%
France & Spain CRE Portfolio	Real Estate Equity	Primarily Office & Hospitality	France & Spain	33%	132.3	42.4	3%
Spencer Dock Loan	Mezzanine Loan with Profit Participation	Office, Hospitality & Residential	Ireland	20%	42.4	42.4	3%
CRC DrillCo Joint Venture	Oil & Gas Well Development Financing	Oil & Gas	California	25%	34.5	34.5	3%
Albertsons	Equity	Grocery Stores	Nationwide	n/a	33.5	33.5	3%
Remaining OED (>45 Investments)	Various	Various	Various	Various	655.4	415.2	33%
Total Other Equity and Debt					$2,408.9	$1,274.2	100%

(1)	For % ownership represents CLNY OP’s share of the entire investment accounting for all non-controlling interests including interests managed by the Company and other third parties.

Colony Capital | Supplemental Financial Report	30

IX. Other Equity and Debt

		CLNY OP Share
		Depreciated Carrying Value
($ in millions)		6/30/2020
Investment	CLNY Ownership %(1)	Assets	Equity	% of Total Equity	Description
Tolka Irish NPL Portfolio	100%	$356.2	$135.9	11%	NPL portfolio backed by nine assets primarily composed of high quality office buildings in prime Irish locations in Greater Dublin.
Cortland Multifamily Preferred Equity	100%	130.2	130.2	10%	14% preferred equity to a multifamily owner and operator with over 60,000 multifamily units primarily located in the Sunbelt markets.
THL Hotel Portfolio	55%	569.1	104.6	8%
Portfolio of 89 primarily extended-stay and select-service hotels with $843mm of debt that is non-recourse to CLNY; currently pursuing modification with lenders and servicer, but no assurances can be made that a successful medication will be executed.

Bulk Industrial Portfolio	51%	188.7	68.9	5%	Portfolio of industrial assets, consisting of six buildings totaling 4,182,526 square feet in five industrial markets in the United States.
Ronan CRE Portfolio Loan	50%	66.1	66.1	5%
EUR 93.8M junior loan with a 14% return (partial PIK) and maturity in Jan‐22 collateralized by a portfolio of 12 income-producing office assets and 5 residential and mixed-use development sites primarily in Ireland.

Origination DrillCo Joint Venture	100%	57.2	57.2	4%
8 producing oil & gas wells in east Texas, in which Colony receives a majority of the cash flows until Colony receives an agreed upon return at which point its share will decrease to a minority of the cash flows. Going forward, the Company does not anticipate funding material capital.

AccorInvest	1%	54.9	54.9	4%
Ownership of a diversified portfolio of approximately 900 hotels located primarily in Europe and mostly within the economy and midscale segments managed by AccorHotels. The Company’s position sits alongside EUR 770M of third-party capital managed by the Company, which combine to own approximately 22% of AccorInvest.

McKillin Portfolio Loan	96%	44.3	44.3	3%
GBP 49M note secured by (i) pledge of borrower’s equity interest in a Boston office tower, (ii) other commercial real estate collateral and (iii) borrower’s personal guarantee, which is capped in amount.

Dublin Docklands	15%	44.1	44.1	3%
EUR 230M acquisition and pre-development financing with 70% profit participation on a prime waterfront freehold site in Dublin’s Docklands (1.86ha) with planning permission for a mixed used development comprising 4 properties (2 residential and 2 office blocks). Enabling works are underway for site preparation.

France & Spain CRE Portfolio	33%	132.3	42.4	3%
Portfolio initially constituted by 34 office and hotel assets, of which 32 office properties were located in France (representing 60% of the portfolio) and 2 hotels in Spain (representing 40% of the portfolio).

Colony Capital | Supplemental Financial Report	31

IX. Other Equity and Debt

		CLNY OP Share
		Depreciated Carrying Value
($ in millions)		6/30/2020
Investment	CLNY Ownership %(1)	Assets	Equity	% of Total Equity	Description
Spencer Dock Loan	20%	42.4	42.4	3%
EUR 222.6M whole loan (EUR 129.5M funded to date and EUR 93.1M in residual commitment) with 71% profit participation in a Dublin mixed-use development of more than 1M square feet. The South Site (accounting for 56.4% of total NIA) is entirely pre let to SalesForce and Dalata, while the North Site (accounting for 43.6% of total NIA) is attracting significant interest for a potential forward funding scheme.

CRC DrillCo Joint Venture	25%	34.5	34.5	3%
Bankruptcy remote interest in ~175 producing oil & gas wells in California operated by California Resources Corp, through Alpine Energy Capital, in which Alpine receives a majority of the cash flows until Colony receives an agreed upon return at which point its share will decrease to a minority of the cash flows. Going forward, the Company does not anticipate funding material capital.

Albertsons	n/a	33.5	33.5	3%
Remaining OED (>45 Investments)	Various	655.4	415.2	33%
Total Other Equity and Debt		$2,408.9	$1,274.2	100%

(1)	For % ownership represents CLNY OP’s share of the entire investment accounting for all non-controlling interests including interests managed by the Company and other third parties.

Colony Capital | Supplemental Financial Report	32

X. Total Company Assets Under Management

($ in millions)	CLNY OP Share
Segment	6/30/20	% of Grand Total	6/30/19	% of Grand Total

Digital balance sheet(1)	$540	1.2%	$56.2%
Digital investment management	21,016	46.0%	1,880	5.3%
Digital AUM	$21,556	47.2%	$1,936	5.5%

Healthcare	2,691	5.9%	3,917	11.1%
Hospitality	2,468	5.4%	3,907	11.0%
CLNC(3)	1,722	3.8%	2,154	6.1%
Other Equity and Debt(1)(2)	2,409	5.3%	3,207	9.1%
Industrial(2)	—	—%	1,465	4.1%
Legacy balance sheet AUM	9,290	20.3%	14,650	41.4%

CLNC(4)	3,003	6.6%	3,707	10.5%
Legacy Institutional	8,460	18.5%	10,170	28.7%
Retail Companies	3,399	7.4%	3,446	9.7%
NRE	—	—%	1,494	4.2%
Other Investment Management AUM	14,862	32.5%	18,817	53.2%

Grand Total AUM	$45,708	100.0%	$35,403	100.0%

Notes:
(1) For purposes of comparison period over period, June 30, 2019 Digital balance sheet AUM includes $56 million of digital assets which were previously classified under Other Equity and Debt.
(2) For purposes of comparison period over period, June 30, 2019 Other Equity and Debt includes $190 million of bulk industrial assets which were previously classified under Industrial.
(3) Represents the Company’s 36% ownership share of CLNC’s total pro-rata share of assets of $4.7 billion as of June 30, 2020 and $5.8 billion as of June 30, 2019.
(4) Represents third-party 64% ownership share of CLNC’s total pro-rata share of assets of $4.7 billion as of June 30, 2020 and $5.8 billion as of June 30, 2019.

Colony Capital | Supplemental Financial Report	33

APPENDICES

Colony Capital | Supplemental Financial Report	34

XIa. Appendices - Definitions

Assets Under Management (“AUM”)
Assets owned by the Company’s balance sheet and assets for which the Company and its affiliates provide investment management services, including assets for which the Company may or may not charge management fees and/or performance allocations. Balance sheet AUM is based on the undepreciated carrying value of digital investments and the impaired carrying value of non-digital investments as of the report date. Investment management AUM is based on the cost basis of managed investments as reported by each underlying vehicle as of the report date. AUM further includes uncalled capital commitments, but excludes CLNY OP’s share of non wholly-owned real estate investment management platform’s AUM. The Company's calculations of AUM may differ from the calculations of other asset managers, and as a result, this measure may not be comparable to similar measures presented by other asset managers.

Contracted Revenue Growth (“Bookings”)
The Company defines Bookings as either (1) a new data center customer contract for new or additional services over and above any services already being provided by DataBank as well as (2) an increase in contracted rates on the same services when a contract renews. In both instances a booking is considered to be generated when a new contract is signed with the recognition of new revenue to occur when the new contract begins billing.

Churn
The Company calculates Churn as the percentage of MRR lost during the period divided by the prior period’s MRR. Churn is intended to represent data center customer contracts which are terminated during the period, not renewed or are renewed at a lower rate.

CLNY Operating Partnership (“CLNY OP”)
The operating partnership through which the Company conducts all of its activities and holds substantially all of its assets and liabilities. CLNY OP share excludes noncontrolling interests in investment entities.

Fee-Earning Equity Under Management (“FEEUM”)
Equity for which the Company and its affiliates provides investment management services and derives management fees and/or performance allocations. FEEUM generally represents the basis used to derive fees, which may be based on invested equity, stockholders’ equity, or fair value pursuant to the terms of each underlying investment management agreement. The Company's calculations of FEEUM may differ materially from the calculations of other asset managers, and as a result, this measure may not be comparable to similar measures presented by other asset managers.

Healthcare same store portfolio: defined as properties in operation throughout the full periods presented under the comparison and included 357 properties in the comparisons. Properties acquired or disposed during these periods are excluded for the same store portfolio.

Hospitality same store portfolio: defined as hotels in operation throughout the full periods presented under the comparison and included 157 hotels.

Monthly Recurring Revenue (“MRR”)
The Company defines MRR as revenue from ongoing services that is generally fixed in price and contracted for longer than 30 days.

NOI: Net Operating Income. NOI for the Company's real estate segments represents total property and related income less property operating expenses, adjusted for the effects of (i) straight-line rental income adjustments; (ii) amortization of acquired above- and below-market lease adjustments to rental income; and (iii) other items such as adjustments for the Company’s share of NOI of unconsolidated ventures.

NOI before FF&E Reserve: For our hospitality real estate segment, NOI before FF&E Reserve represents NOI before the deduction of reserve contributions for the repair, replacement and refurbishment of furniture, fixtures, and equipment ("FF&E"), which are typically 4% to 5% of revenues, and required under certain debt agreements and/or franchise and brand-managed hotel agreements.

Colony Capital | Supplemental Financial Report	35

XIa. Appendices - Definitions

Earnings Before Interest, Tax, Depreciation, Amortization and Rent (“EBITDAR”)
Represents earnings before interest, taxes, depreciation, amortization and rent for facilities accruing to the tenant/operator of the property (not the Company) for the period presented. The Company uses EBITDAR in determining TTM Lease Coverage for triple-net lease properties in its Healthcare Real Estate segment. EBITDAR has limitations as an analytical tool. EBITDAR does not reflect historical cash expenditures or future cash requirements for facility capital expenditures or contractual commitments. In addition, EBITDAR does not represent a property's net income or cash flow from operations and should not be considered an alternative to those indicators. The Company utilizes EBITDAR as a supplemental measure of the ability of the Company's operators/tenants to generate sufficient liquidity to meet related obligations to the Company.

TTM Lease Coverage
Represents the ratio of EBITDAR to recognized cash rent for owned facilities on a trailing twelve month basis. TTM Lease Coverage is a supplemental measure of a tenant’s/operator’s ability to meet their cash rent obligations to the Company. However, its usefulness is limited by, among other things, the same factors that limit the usefulness of EBITDAR.

ADR: Average Daily Rate

RevPAR: Revenue per Available Room

UPB: Unpaid Principal Balance

REIM: Real Estate Investment Management

Colony Capital | Supplemental Financial Report	36

XIb. Appendices - Reconciliation of Net Income (Loss) to NOI

($ in thousands; for the three months ended June 30, 2020)
NOI Determined as Follows	Healthcare	Hospitality
Total revenues	$142,680	$57,143
Straight-line rent revenue and amortization of above- and below-market lease intangibles	(8,071)	(16)
Interest income	(71)	—
Property operating expenses(1)	(74,752)	(63,733)
NOI(2)	$59,786	$(6,606)

Reconciliation of Net Income (Loss) from Continuing Operations to NOI
	Healthcare	Hospitality
Income (loss)	$(680,140)	$(741,621)
Adjustments:
Straight-line rent revenue and amortization of above- and below-market lease intangibles	(8,071)	(16)
Interest income	(71)	—
Interest expense	34,699	29,889
Transaction, investment and servicing costs	907	799
Depreciation and amortization	36,980	35,462
Impairment loss	661,255	660,751
Compensation and administrative expense	1,749	1,793
Other (gain) loss, net	342	(354)
Income tax (benefit) expense	12,136	6,691
NOI(2)	$59,786	$(6,606)

Notes:

(1)	For healthcare and hospitality, property operating expenses includes property management fees paid to third parties.

(2)	For hospitality, NOI is before FF&E Reserve.

Colony Capital | Supplemental Financial Report	37

XIc. Appendices - Reconciliation of Net Income (Loss) to Digital investment management FRE and DataBank Adjusted EBITDA

($ in thousands; for the three months ended June 30, 2020)
Digital Investment Management FRE Determined as Follows
Digital Investment Management	$1,880
Digital Balance Sheet (DataBank)	(21,142)
Digital Balance Sheet (ex-DataBank)	12,716
Net income (loss)	(6,546)

Digital Investment Management Net income (loss)	1,880
Adjustments:
Interest income	(4)
Depreciation and amortization	6,604
Compensation expense—equity-based	682
Administrative expenses—straight-line rent	16
Equity method (earnings) losses	(157)
Other (gain) loss, net	8
Income tax (benefit) expense	278
FRE	$9,307

DataBank Adjusted EBITDA Determined as Follows
Net income (loss) from continuing operations	$(21,142)
Adjustments:
Interest expense	8,170
Income tax (benefit) expense	(2,673)
Depreciation and amortization	28,571
EBITDAre:	12,926

Straight-line rent expenses and amortization of above- and below-market lease intangibles	3,055
Amortization of leasing costs	(1,218)
Compensation expense—equity-based	296
Installation services	493
Restructuring & integration costs	445
Transaction, investment and servicing costs	576
Adjusted EBITDA:	$16,573

Colony Capital | Supplemental Financial Report	38